Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 26, 2016
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2016 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2016 and 2015:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $185.6 million, or $1.89 per diluted share, during the second quarter of 2016 as compared to $182.2 million, or $1.80 per diluted share, during the comparable quarter of 2015. Net revenues increased 6.8% to $2.43 billion during the second quarter of 2016 as compared to $2.28 billion during the second quarter of 2015.

For the three-month period ended June 30, 2016, our adjusted net income attributable to UHS per diluted share, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased to $1.94 per diluted share, as compared to $1.85 per diluted share during the second quarter of 2015. As reflected on the Supplemental Schedule, included in our reported results during each of the second quarters of 2016 and 2015, are net unfavorable after-tax impacts of $.05 per diluted share related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2016 and 2015:

Reported net income attributable to UHS was $376.3 million, or $3.81 per diluted share, during the first six months of 2016 as compared to $356.5 million, or $3.54 per diluted share, during the comparable period of 2015. Net revenues increased 8.4% to $4.88 billion during the first six months of 2016 as compared to $4.50 billion during the comparable period of 2015.

For the six-month period ended June 30, 2016, our adjusted net income attributable to UHS per diluted share, as calculated on the Supplemental Schedule, increased to $3.92 per diluted share, as compared to $3.63 per diluted share during the comparable period of 2015. As reflected on the Supplemental Schedule, included in our reported results during the six-month periods ended June 30, 2016 and 2015, are net unfavorable after-tax impacts of $.11 per diluted share and $.09 per diluted share, respectively, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and six-month periods ended June 30, 2016 and 2015:

During the second quarter of 2016, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 3.9% and adjusted patient days increased 2.8%, as compared to the second quarter of 2015. Net revenues from our acute care services increased 7.4% during the second quarter of 2016 as compared to the second quarter of the prior year. At these facilities, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 2.4% during the second quarter of 2016 as compared to the comparable quarter of 2015. On a same facility basis, the operating margin generated from our acute care services was 17.7% during the second quarter of 2016 as compared to 19.1% during the second quarter of 2015. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense, divided by net revenues (excluding the impact of EHR and other items, if applicable, as indicated on the Supplemental Schedules).

During the first six months of 2016, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.8% and adjusted patient days increased 3.1%, as compared to the first six months of 2015. Net revenues from our acute care services increased 9.7% during the first six months of 2016 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 2.2% while net revenue per adjusted patient day increased 4.8% during the first six months of 2016 as compared to the comparable period of 2015. On a same facility basis, the operating margin generated from our acute care services was 19.4% during the first six months of 2016 as compared to 19.8% during the comparable period of 2015.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $339 million and $263 million during the three-month periods ended June 30, 2016 and 2015, respectively, and approximately $684 million and $550 million during the six-month periods ended June 30, 2016 and 2015, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $179 million and $149 million during the three-month periods ended June 30, 2016 and 2015, respectively, and approximately $319 million and $274 million during the six-month periods ended June 30, 2016 and 2015, respectively. Our acute care hospitals experienced an increase in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges, during the three and six-month period ended June 30, 2016, as compared to the comparable periods of 2015.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2016 and 2015:

During the second quarter of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 0.3% while adjusted patient days increased 0.2% as compared to the second quarter of 2015. At these facilities, net revenue per adjusted admission increased 2.4% while net revenue per adjusted patient day increased 1.9% during the second quarter of 2016 as compared to the comparable quarter in 2015. On a same facility basis, our behavioral health services’ net revenues increased 2.0% during the second quarter of 2016, as compared to the second quarter of 2015, and the operating margins were 28.1% and 28.7% during the second quarters of 2016 and 2015, respectively.

During the first six months of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.5% while adjusted patient days increased 0.7% as compared to the comparable period of 2015. At these facilities, net revenue per adjusted admission increased 2.1% while net revenue per adjusted patient day increased 1.9% during the first six months of 2016 as compared to the comparable period in 2015. On a same facility basis, our behavioral health services’ net revenues increased 2.7% during the first six months of 2016, as compared to the comparable period of 2015, and the operating margins were 28.0% and 28.6% during the first six months of 2016 and 2015, respectively.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the second quarter of 2016, we repurchased 235,352 shares at an aggregate cost of $29.1 million (approximately $123 per share). During the first six months of 2016, we repurchased approximately 1.6 million shares at an aggregate cost of $181.5 million (approximately $115 per share). Since inception of the program through June 30, 2016, we repurchased approximately 3.5 million shares at an aggregate cost of approximately $405.7 million (approximately $117 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 27, 2016. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items related to the implementation of EHR applications at our acute care hospitals and other items that are nonrecurring or non-operational in nature including, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015 and our Report on Form 10-Q for the quarterly period ended March 31, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that did not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net revenues before provision for doubtful accounts	$2,638,848	$2,452,680	$5,258,441	$4,832,781
Less: Provision for doubtful accounts	207,993	177,476	377,788	332,224

Net revenues	2,430,855	2,275,204	4,880,653	4,500,557
Operating charges:
Salaries, wages and benefits	1,130,933	1,044,064	2,279,072	2,075,767
Other operating expenses	585,995	535,711	1,147,579	1,041,677
Supplies expense	254,422	240,979	509,672	479,720
Depreciation and amortization	101,411	97,257	205,460	196,255
Lease and rental expense	24,806	23,196	49,258	46,087
Electronic health records incentive income	0	(1,395)	0	(1,395)

	2,097,567	1,939,812	4,191,041	3,838,111

Income from operations	333,288	335,392	689,612	662,446
Interest expense, net	30,442	27,684	60,042	57,721

Income before income taxes	302,846	307,708	629,570	604,725
Provision for income taxes	107,397	106,304	218,402	208,998

Net income	195,449	201,404	411,168	395,727
Less: Income attributable to noncontrolling interests	9,872	19,211	34,832	39,235

Net income attributable to UHS	$185,577	$182,193	$376,336	$356,492

Basic earnings per share attributable to UHS (a)	$1.91	$1.84	$3.86	$3.60

Diluted earnings per share attributable to UHS (a)	$1.89	$1.80	$3.81	$3.54

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$185,577	$182,193	$376,336	$356,492
Less: Net income attributable to unvested restricted share grants	(84)	(71)	(173)	(139)

Net income attributable to UHS—basic and diluted	$185,493	$182,122	$376,163	$356,353

Weighted average number of common shares—basic	97,109	99,004	97,358	98,957

Basic earnings per share attributable to UHS:	$1.91	$1.84	$3.86	$3.60

Weighted average number of common shares	97,109	99,004	97,358	98,957
Add: Other share equivalents	1,280	1,923	1,284	1,830

Weighted average number of common shares and equiv.—diluted	98,389	100,927	98,642	100,787

Diluted earnings per share attributable to UHS:	$1.89	$1.80	$3.81	$3.54

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended June 30, 2016		Three months ended June 30, 2015
Net revenues before provision for doubtful accounts	$2,638,848		$2,452,680
Less: Provision for doubtful accounts	207,993		177,476

Net revenues	2,430,855	100.0%	2,275,204	100.0%
Operating charges:
Salaries, wages and benefits	1,130,933	46.5%	1,044,064	45.9%
Other operating expenses	585,995	24.1%	535,711	23.5%
Supplies expense	254,422	10.5%	240,979	10.6%
EHR incentive income	0	0.0%	(1,395)	-0.1%

	1,971,350	81.1%	1,819,359	80.0%

Operating income/margin (“EBITDAR”)	459,505	18.9%	455,845	20.0%
Lease and rental expense	24,806		23,196
Income attributable to noncontrolling interests	9,872		19,211

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	424,827	17.5%	413,438	18.2%
Depreciation and amortization	101,411		97,257
Interest expense, net	30,442		27,684

Income before income taxes	292,974		288,497
Provision for income taxes	107,397		106,304

Net income attributable to UHS	$185,577		$182,193

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$185,577	$1.89	$182,193	$1.80
Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	—		(1,395)
EHR-related depreciation & amortization, pre-tax	9,187		9,306
EHR-related minority interest in earnings of consolidated entities, pre-tax	(455)		(963)
Income tax provision on EHR-related items	(3,255)		(2,590)

After-tax impact of EHR-related items	5,477	0.05	4,358	0.05

Adjusted net income attributable to UHS	$191,054	$1.94	$186,551	$1.85

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Six months ended June 30, 2016		Six months ended June 30, 2015
Net revenues before provision for doubtful accounts	$5,258,441		$4,832,781
Less: Provision for doubtful accounts	377,788		332,224

Net revenues	4,880,653	100.0%	4,500,557	100.0%
Operating charges:
Salaries, wages and benefits	2,279,072	46.7%	2,075,767	46.1%
Other operating expenses	1,147,579	23.5%	1,041,677	23.1%
Supplies expense	509,672	10.4%	479,720	10.7%
EHR incentive income	0	0.0%	(1,395)	0.0%

	3,936,323	80.7%	3,595,769	79.9%

Operating income/margin (“EBITDAR”)	944,330	19.3%	904,788	20.1%
Lease and rental expense	49,258		46,087
Income attributable to noncontrolling interests	34,832		39,235

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	860,240	17.6%	819,466	18.2%
Depreciation and amortization	205,460		196,255
Interest expense, net	60,042		57,721

Income before income taxes	594,738		565,490
Provision for income taxes	218,402		208,998

Net income attributable to UHS	$376,336		$356,492

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2016		June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$376,336	$3.81	$356,492	$3.54
Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	—		(1,395)
EHR-related depreciation & amortization, pre-tax	18,493		18,612
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,417)		(1,927)
Income tax provision on EHR-related items	(6,365)		(5,699)

After-tax impact of EHR-related items	10,711	0.11	9,591	0.09

Adjusted net income attributable to UHS	$387,047	$3.92	$366,083	$3.63

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income	$195,449	$201,404	$411,168	$395,727
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	(3,769)	806	(18,068)	4,938
Amortization of terminated hedge	(83)	(84)	(167)	(168)
Unrealized loss on marketable security	(621)	0	(621)	0
Foreign currency translation adjustment	(4,163)	2,626	1,823	2,208

Other comprehensive income (loss) before tax	(8,636)	3,348	(17,033)	6,978
Income tax expense related to items of other comprehensive income	(1,667)	715	(7,027)	2,212

Total other comprehensive income (loss), net of tax	(6,969)	2,633	(10,006)	4,766

Comprehensive income	188,480	204,037	401,162	400,493
Less: Comprehensive income attributable to noncontrolling interests	9,872	19,211	34,832	39,235

Comprehensive income attributable to UHS	$178,608	$184,826	$366,330	$361,258

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$56,273	$61,228
Accounts receivable, net	1,344,916	1,302,429
Supplies	117,710	116,037
Deferred income taxes	2,849	135,120
Other current assets	85,005	103,490

Total current assets	1,606,753	1,718,304

Property and equipment	6,722,246	6,530,569
Less: accumulated depreciation	(2,819,773)	(2,694,591)

	3,902,473	3,835,978

Other assets:
Goodwill	3,585,892	3,596,114
Deferred charges	15,319	16,688
Other	430,493	448,360

	$9,540,930	$9,615,444

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$94,802	$62,722
Accounts payable and accrued liabilities	1,169,241	1,033,697
Federal and state taxes	3,991	3,987

Total current liabilities	1,268,034	1,100,406

Other noncurrent liabilities	306,561	278,834
Long-term debt	3,499,375	3,368,634
Deferred income taxes	90,251	315,900

Redeemable noncontrolling interest	8,782	242,509

UHS common stockholders’ equity	4,302,978	4,249,647
Noncontrolling interest	64,949	59,514

Total equity	4,367,927	4,309,161

	$9,540,930	$9,615,444

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$411,168	$395,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	205,460	196,255
Stock-based compensation expense	24,693	20,474
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(45,729)	(95,013)
Accrued interest	9,158	(1,520)
Accrued and deferred income taxes	17,997	10,870
Other working capital accounts	123,315	(10,899)
Other assets and deferred charges	(8,149)	4,074
Other	52,050	2,163
Accrued insurance expense, net of commercial premiums paid	44,231	50,511
Payments made in settlement of self-insurance claims	(33,012)	(41,039)

Net cash provided by operating activities	801,182	531,603

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(247,715)	(170,580)
Acquisition of property and businesses	(27,525)	(34,500)

Net cash used in investing activities	(275,240)	(205,080)

Cash Flows from Financing Activities:
Reduction of long-term debt	(843,351)	(255,658)
Additional borrowings and related funds	1,022,239	5,200
Acquisition of minority ownership interests in majority owned businesses	(418,000)	0
Financing costs	(10,734)	0
Repurchase of common shares	(239,139)	(68,157)
Dividends paid	(19,484)	(19,804)
Issuance of common stock	4,362	4,039
Excess income tax benefits related to stock-based compensation	35,247	28,489
Profit distributions to noncontrolling interests	(59,615)	(23,295)
Proceeds received from sale/leaseback of real property	0	12,765

Net cash used in financing activities	(528,475)	(316,421)

Effect of exchange rate changes on cash and cash equivalents	(2,422)	293

(Decrease) increase in cash and cash equivalents	(4,955)	10,395
Cash and cash equivalents, beginning of period	61,228	32,069

Cash and cash equivalents, end of period	$56,273	$42,464

Supplemental Disclosures of Cash Flow Information:
Interest paid	$53,558	$55,718

Income taxes paid, net of refunds	$165,947	$166,637

Noncash purchases of property and equipment	$42,747	$34,488

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter ended 6/30/2016	% Change 6 months ended 6/30/2016

Acute Care Hospitals
Revenues	7.4%	9.7%
Adjusted Admissions	3.9%	5.8%
Adjusted Patient Days	2.8%	3.1%
Revenue Per Adjusted Admission	1.3%	2.2%
Revenue Per Adjusted Patient Day	2.4%	4.8%

Behavioral Health Hospitals

Revenues	2.0%	2.7%
Adjusted Admissions	-0.3%	0.5%
Adjusted Patient Days	0.2%	0.7%
Revenue Per Adjusted Admission	2.4%	2.1%
Revenue Per Adjusted Patient Day	1.9%	1.9%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015

Revenues	$2,430,855	$2,275,204	$4,880,653	$4,500,557
EBITDA (1)	$424,827	$413,438	$860,240	$819,466
EBITDA Margin (1)	17.5%	18.2%	17.6%	18.2%

Cash Flow From Operations	$336,955	$260,329	$801,182	$531,603
Days Sales Outstanding	50	54	50	55
Capital Expenditures	$120,501	$81,304	$247,715	$170,580

Debt			$3,594,177	$3,014,643
UHS’ Shareholders Equity			$4,302,978	$4,061,756
Debt / Total Capitalization			45.5%	42.6%
Debt / EBITDA (2)			2.21	1.99
Debt / Cash From Operations (2)			2.79	2.72

Acute Care EBITDAR Margin (3)	17.7%	19.1%	19.4%	19.8%
Behavioral Health EBITDAR Margin (3)	28.1%	28.7%	28.0%	28.6%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the three months ended

June 30, 2016 and 2015

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/16	06/30/15	% change	06/30/16	06/30/15	% change

Hospitals owned and leased	24	24	0.0%	213	202	5.4%
Average licensed beds	5,854	5,836	0.3%	21,824	21,027	3.8%
Patient days	306,907	302,757	1.4%	1,511,204	1,463,553	3.3%
Average daily census	3,372.6	3,327.0	1.4%	16,606.6	16,083.0	3.3%
Occupancy-licensed beds	57.6%	57.0%	1.1%	76.1%	76.5%	-0.5%
Admissions	66,824	65,218	2.5%	114,873	113,855	0.9%
Length of stay	4.6	4.6	-1.1%	13.2	12.9	2.0%

Inpatient revenue	$4,682,682	$4,188,933	11.8%	$1,995,992	$1,865,070	7.0%
Outpatient revenue	2,838,852	2,403,044	18.1%	229,243	217,013	5.6%
Total patient revenue	7,521,534	6,591,977	14.1%	2,225,235	2,082,083	6.9%
Other revenue	118,988	88,970	33.7%	53,053	54,440	-2.5%
Gross hospital revenue	7,640,522	6,680,947	14.4%	2,278,288	2,136,523	6.6%

Total deductions	6,208,276	5,367,134	15.7%	1,074,462	1,001,556	7.3%

Net hospital revenue before provision for doubtful accounts	1,432,246	1,313,813	9.0%	1,203,826	1,134,967	6.1%

Provision for doubtful accounts	178,918	149,297	19.8%	29,071	28,107	3.4%

Net hospital revenue	$1,253,328	$1,164,516	7.6%	$1,174,755	$1,106,860	6.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/16	06/30/15	% change	06/30/16	06/30/15	% change

Hospitals owned and leased	24	24	0.0%	202	202	0.0%
Average licensed beds	5,854	5,836	0.3%	21,039	20,708	1.6%
Patient days	306,907	302,757	1.4%	1,458,903	1,450,622	0.6%
Average daily census	3,372.6	3,327.0	1.4%	16,031.9	15,940.9	0.6%
Occupancy-licensed beds	57.6%	57.0%	1.1%	76.2%	77.0%	-1.0%
Admissions	66,824	65,218	2.5%	113,579	113,565	0.0%
Length of stay	4.6	4.6	-1.1%	12.8	12.8	0.6%

(1)	ALPHA (UK) entities, and the Foundations Recovery Network entities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the six months ended

June 30, 2016 and 2015

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/16	06/30/15	% change	06/30/16	06/30/15	% change

Hospitals owned and leased	24	24	0.0%	213	202	5.4%
Average licensed beds	5,854	5,814	0.7%	21,788	21,005	3.7%
Patient days	632,141	620,720	1.8%	3,011,909	2,906,619	3.6%
Average daily census	3,473.3	3,429.3	1.3%	16,549.0	16,058.7	3.1%
Occupancy-licensed beds	59.3%	59.0%	0.6%	76.0%	76.5%	-0.7%
Admissions	136,498	130,637	4.5%	230,294	226,561	1.6%
Length of stay	4.6	4.8	-2.5%	13.1	12.8	1.9%

Inpatient revenue	$9,648,219	$8,517,700	13.3%	$3,955,562	$3,688,495	7.2%
Outpatient revenue	5,606,181	4,687,756	19.6%	450,886	421,582	7.0%
Total patient revenue	15,254,400	13,205,456	15.5%	4,406,448	4,110,077	7.2%
Other revenue	230,545	177,645	29.8%	103,591	105,120	-1.5%
Gross hospital revenue	15,484,945	13,383,101	15.7%	4,510,039	4,215,197	7.0%

Total deductions	12,625,797	10,798,998	16.9%	2,115,123	1,973,529	7.2%

Net hospital revenue before provision for doubtful accounts	2,859,148	2,584,103	10.6%	2,394,916	2,241,668	6.8%

Provision for doubtful accounts	318,673	273,647	16.5%	59,115	58,463	1.1%

Net hospital revenue	$2,540,475	$2,310,456	10.0%	$2,335,801	$2,183,205	7.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/16	06/30/15	% change	06/30/16	06/30/15	% change
Hospitals owned and leased	24	24	0.0%	202	202	0.0%
Average licensed beds	5,854	5,814	0.7%	21,019	20,708	1.5%
Patient days	632,141	620,720	1.8%	2,907,195	2,881,882	0.9%
Average daily census	3,473.3	3,429.3	1.3%	15,973.6	15,922.0	0.3%
Occupancy-licensed beds	59.3%	59.0%	0.6%	76.0%	76.9%	-1.2%
Admissions	136,498	130,637	4.5%	227,688	225,892	0.8%
Length of stay	4.6	4.8	-2.5%	12.8	12.8	0.1%

(1)	ALPHA (UK) entities, and the Foundations Recovery Network entities are excluded in both current and prior years.